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                                                                Exhibit 99(c)(2)


                    CONFIDENTIALITY AND STANDSTILL AGREEMENT
                    ----------------------------------------

1.   PURPOSE.

     The parties hereto, First Technology, PLC, and Control Devices, Inc., an Indiana corporation, may furnish certain confidential non-public information to each other to assist them in evaluating a possible business combination. As a condition to each party's furnishing such information to the other party (each party furnishing such information being hereinafter referred to, with respect to such information, as the "Disclosing Party", and each party receiving such information being hereinafter referred to, with respect to such information, as the "Receiving Party"), each party agrees, as set forth below, to treat any information (herein collectively referred to as the "Evaluation Material") which it receives as a Receiving Party from or on behalf of a Disclosing Party in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions herein set forth.

     The term "Evaluation Material" includes (i) all information prepared by the Disclosing Party or its affiliates, directors, officers, employees, agents and advisors (the affiliates, directors, officers, employees, agents and advisors of a Disclosing Party or a Receiving Party, as the case may be, being referred to collectively as the "Representatives") and (ii) all analyses, compilations, studies or other material prepared by a Receiving Party or its Representatives containing, based on or reflecting any information furnished by a Disclosing Party or any of its Representatives. The term "Evaluation Material" does not include information which (i) is already in the possession of a Receiving Party, provided that such information is not known by such Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or a third party, or (ii) is or becomes generally available to the public other than as a result of a disclosure by a Receiving Party or any of its Representatives in



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violation of this Agreement, or (iii) becomes available to a Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by such Receiving Party to be in breach of a confidentiality agreement or other obligation of secrecy, or (iv) prior to disclosure hereunder, can be demonstrated by the Receiving Party to be within the possession of the Receiving Party.


2.   CONFIDENTIALITY AND USE OF EVALUATION MATERIAL.

     Each Receiving Party hereby agrees that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction involving the parties and that the Evaluation Material will be kept confidential by such Receiving Party and its Representatives; provided, however, that (i) unless otherwise specified, Evaluation Material may be disclosed to Representatives of the Receiving Party who need to know such information for the purpose of evaluating any possible transaction involving the parties (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially and in accordance with this Agreement), (ii) any disclosure of Evaluation Material may be made to which a Disclosing Party consents in writing, and (iii) any disclosure of Evaluation Material may be made as otherwise required by law in the written opinion of counsel to the Receiving party (including, without limitation, pursuant to any federal or state securities laws or pursuant to any legal, regulatory or legislative proceeding or pursuant to any applicable stock exchange rules), as contemplated by the immediately following sentence (the "Legal Exception"):

     In the event that a Receiving Party or anyone to whom such Receiving Party supplies the Evaluation Material receives a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a subpoena, order, civil investigation demand or similar process or other oral or written request, issued by a court of competent jurisdiction or by a federal, state or local, foreign or domestic, governmental or regulatory body or agency, such


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     Receiving Party agrees to the extent practicable to (i) promptly notify the
     Disclosing Party of the existence, terms and circumstances surrounding such a request, (ii) consult with the Disclosing Party as to the advisability of taking legally available steps to resist or narrow such request, and (iii) only disclose such information after complying with clauses (i) and (ii) and exercising reasonable effort, if so requested by the Disclosing Party and at the Disclosing Party's sole expense, to obtain, to the extent practical, an order or other reliable assurance that confidential treatment will be accorded to such portion of any disclosed information which the Disclosing Party so designates.

     Each Receiving Party hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     In addition, except (i) with the prior written consent of the Disclosing Party or (ii) as required or permitted under the Legal Exception, each Receiving Party will not, and will direct its Representatives not to, disclose to any person (A) the existence of this Agreement or (B) that the Evaluation Material has been made available to it, or (C) in the event that the parties engage in discussions or negotiations with each other or their Representatives, the fact that discussions or negotiations are taking place concerning a possible transaction among the parties or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

     If and to the extent it is the written opinion of counsel to a Receiving Party that it is necessary or advisable in litigation to support or defend actions taken by such Receiving Party which are being reviewed or challenged in such proceedings, such Receiving Party may disclose


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

in such proceedings the matters described in the preceding paragraph and its analyses, compilations, studies and other materials relating to possible transactions which were prepared by such Receiving Party or its Representatives. Each Receiving Party agrees to give the Disclosing Party advance written notice of any such disclosures to the extent practicable under the circumstances.

3.   STANDSTILL.

     In consideration of being furnished the Evaluation Material and in view of the fact that the Evaluation Material consists of confidential and non-public information, each party agrees that, for the period set forth in the last sentence of this paragraph, it and its affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) shall not without the prior written authorization of the Board of Directors of the other party (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities of the other party or any of its subsidiaries, (ii) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any property of the other party or any of its subsidiaries, except in the ordinary course of business, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of the other party or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the other party, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vii)



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advise, assist or encourage any other persons in connection with any of the foregoing. Each party also agrees, for the period set forth in the last sentence of this paragraph, not to (i) request the other party or its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence) or (ii) take any action which might require the other party to make a public announcement regarding the possibility of a business combination or merger. The agreements set forth in this paragraph shall otherwise survive the termination of this Agreement and shall not terminate until June 30, 2000.

     Each party further agrees that until a business combination between the parties has been consummated or June 30, 2000 (whichever is earlier), it shall not, directly or indirectly, solicit to employ any person who is, at the time of such solicitation, an employee of the other party or any of its subsidiaries.

     Each party understands the importance during the term of this Agreement of limiting contacts regarding the subject matter of this Agreement to its authorized personnel and the authorized personnel of the other party. Except with the written consent of the other party, during the term of this Agreement any party also agrees that neither it nor its affiliates shall initiate or maintain any contact (except for those contacts made in the ordinary course of business) with any customer, supplier or competitor of the other party or its subsidiaries or any other person having a business or regulatory relationship with the other party or its subsidiaries, regarding the operations of the other party or its subsidiaries derived from the Evaluation Material.

4.   NO WARRANTIES.

     Although each Disclosing Party will endeavor to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of the Receiving Party's


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investigation, each Receiving Party understands that neither the Disclosing
Party nor its Representatives have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Each Receiving Party agrees that neither the Disclosing Party nor its Representatives shall have any liability to them or any of their Representatives resulting from the use of the Evaluation Material.

5.   RETURN OF EVALUATION MATERIALS.

     Each Receiving Party agrees to (i) promptly redeliver to the Disclosing Party or destroy, upon the latter's request, all written or otherwise tangible Evaluation Material provided to it by the Disclosing Party or its Representatives, and (ii) not retain any copies, extracts or other reproductions in whole or in part of such written or otherwise tangible material. All other Evaluation Material and documents, memoranda, notes, other writings and otherwise tangible materials whatsoever prepared by a Receiving Party or its Representatives based on the information in the Evaluation Material which were not provided to the Receiving Party or its Representatives by the Disclosing Party or its Representatives shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction; provided that counsel to a Receiving Party may, if requested by such Receiving Party, retain one copy of any documents, memoranda, notes, other writings and otherwise tangible materials prepared by such Receiving Party or its Representatives based upon the Evaluation Material (and such Receiving Party shall notify the Disclosing Party of its retention of any such materials); and provided further that any such materials retained shall be held subject to the terms of this Agreement. The agreements set forth in this paragraph shall otherwise survive the termination of this Agreement and shall not terminate until December 31, 1999.


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6.   BREACH.

     Each Receiving Party agrees to be responsible for any breach of this Agreement by any of its Representatives. Each party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Agreement. Therefore, each party shall be entitled to equitable relief including, without limitation, injunction and specific performance as a remedy for any breach by the other party; and the party (including its Representatives) which is in breach hereof shall not oppose the granting of such relief. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available to a party for all damages, costs and expenses (including reasonable attorneys' fees) incurred by it in this regard.

7.   FURTHER AGREEMENTS REQUIRED.

     Each party agrees that unless and until a definitive agreement with respect to a business combination of the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other Representatives thereof except, in the case of this Agreement, for the matters specifically agreed to herein.

8.   AMENDMENT.

     This Agreement may be modified or waived only by a separate written agreement, executed by each party, expressly so modifying or waiving this Agreement.

9.   NON-WAIVER.

     Each party acknowledges and agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any



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single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.

10.  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon the respective successors and assigns of the parties and shall inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties.














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


11.  NOTICE.

     Any notice, request, demand, or other communication required or permitted to be made under this Agreement shall be in writing and shall be delivered personally or shall be sent by facsimile transmission. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (and confirmed to have been received) to the address set forth below (or to any other address subsequently furnished in writing by any party in accordance with this paragraph), if to First Technology, PLC, then to:

                    First Technology, PLC
                    2 Cheapside Court
                    Buckhurst Road,  Ascot
                    Berkshire, UK SL5 7RF
                    Attn: Dr. Fred J. Westlake
                    Telephone:  44-1344622322
                    Facsimile:   44-1344622773

                    with a copy to:

                    Walter J. Borda
                    Strobl & Borda, P.C.
                    Suite 200
                    300 East Long Lake Road
                    Bloomfield Hills, MI 48304
                    Telephone:  (248) 540-2300
                    Facsimile:   (248) 645-2690

if to Control Devices, Inc., then to:

                    Control Devices, Inc.
                    228 Northeast Road
                    Standish, ME  04084
                    Attn:  Mr. Ralph R. Whitney, Jr.
                    Telephone:  (207) 642-4535
                    Facsimile:   (207) 642-0198

                    with a copy to:

                    James A. Strain, Esquire
                    Sommer & Barnard, PC
                    4000 Bank One Tower



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               Indianapolis, Indiana  46204
               Telephone:  (317) 630-4000
               Facsimile:   (317) 236-9802

Such notice, request, demand or other communication will be deemed to have been given as of the date so delivered personally or sent by facsimile.

12.  SEVERABILITY.

 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

13.  TERM.

 The term of this Agreement shall commence as of June 1, 1998. Except as provided in Section 3 hereof, this Agreement shall terminate at Midnight, December 31, 1999.

14.  GOVERNING LAW.

 This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, United States of America, without regard to the conflict of laws principles thereof.

15.  HEADINGS.

 The headings in this Agreement are for convenience of reference only and shall not in any way limit or define the content, substance or effect of the Agreement.

16.  COUNTERPARTS.



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 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement.


FIRST TECHNOLOGY, PLC.                  CONTROL DEVICES, INC


By: /s/ Fred J. Westlake                By: /s/ Ralph R. Whitney, Jr.
   ----------------------------            ------------------------------
   Fred J. Westlake                        Ralph R. Whitney, Jr.
Its Executive Chairman                  Its Chairman of the Board

Date:  June   , 1998                  Date:  June   , 1998





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